EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Lucas Sullivan Director Financial Planning & Analysis (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Record Quarterly and Full-Year Revenues of $4.51 billion and $16.99 billion, respectively
Record Quarterly and Full-Year Diluted EPS of $9.68 and $28.19, respectively
Non-GAAP Quarterly and Full-Year Diluted EPS of $7.19 and $25.87, respectively
Record Remaining Performance Obligations of $13.25 billion, 31.2% Increase Year-over-Year
2026 Revenues and Diluted EPS Guidance of $17.75 billion – $18.50 billion and $27.25 – $29.25

NORWALK, CONNECTICUT, February 26, 2026 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 Results of Operations

For the fourth quarter of 2025, revenues totaled $4.51 billion, an increase of 19.7%, compared to $3.77 billion for the fourth quarter of 2024. On an organic basis, fourth quarter revenues increased 9.5%.

Net income for the fourth quarter of 2025 was $434.6 million, or $9.68 per diluted share, compared to net income of $292.2 million, or $6.32 per diluted share, for the fourth quarter of 2024. Net income for the fourth quarter of 2025 included $10.7 million, or $7.9 million after taxes, of transaction expenses related to the sale of EMCOR’s United Kingdom operations, as well as a gain on such sale of $144.9 million, or $119.7 million after taxes. Excluding these items, non-GAAP net income for the fourth quarter of 2025 was $322.8 million, or $7.19 per diluted share.

Operating income for the fourth quarter of 2025 was $573.8 million, or 12.7% of revenues, compared to operating income of $388.6 million, or 10.3% of revenues, for the fourth quarter of 2024. Excluding the previously referenced transaction expenses and gain on sale of EMCOR’s United Kingdom operations, non-GAAP operating income for the fourth quarter of 2025 was $439.6 million, or 9.7% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $50.0 million and $35.3 million for the fourth quarter of 2025 and 2024, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.
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EMCOR Reports Fourth Quarter and Full Year Results	Page 2
Selling, general and administrative expenses for the fourth quarter of 2025 totaled $462.3 million, or 10.2% of revenues, compared to $368.5 million, or 9.8% of revenues, for the fourth quarter of 2024.

The Company's income tax rate for the fourth quarter of 2025 was 24.8%, compared to 26.7% for the fourth quarter of 2024.

Remaining performance obligations (“RPOs”) as of December 31, 2025, were a record $13.25 billion, compared to $10.10 billion as of December 31 2024, an increase of $3.15 billion year-over-year. The Company experienced increases in the majority of the sectors in which it operates, with the most significant growth coming from Network and Communications, Institutional, Water and Wastewater, Hospitality and Entertainment, and Manufacturing and Industrial. These increases were partially offset by a reduction in RPOs within the High-Tech Manufacturing sector, as the Company completed certain semiconductor manufacturing construction projects.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “We had an excellent close to the year with our fourth quarter results, including strong revenue growth and exceptional operating performance. Our success was driven by solid execution as we continued to perform well on some of the most technically sophisticated, fast-paced, and demanding projects in our history. Our Remaining Performance Obligations are again at an all-time high as we continue to win and earn new business across multiple sectors, geographies, and trades. Our pipeline remains strong, reflecting the broad-based demand for our services and supporting our positive outlook for 2026."

Full-Year 2025 Results of Operations

Revenues for full year 2025 totaled $16.99 billion, an increase of 16.6%, compared to $14.57 billion for full year 2024. On an organic basis, full year revenues increased 7.9%.

Net income for full year 2025 was $1.27 billion, or $28.19 per diluted share, compared to $1.01 billion, or $21.52 per diluted share, for full year 2024. Net income for full year 2025 included $20.0 million, or $14.8 million after taxes, of transaction expenses related to the acquisition of Miller Electric Company in the first quarter and the sale of EMCOR’s United Kingdom operations in the fourth quarter. Net income for full year 2025 additionally included a gain of $144.9 million, or $119.7 million after taxes, from the sale of EMCOR’s United Kingdom operations. Excluding these items, non-GAAP net income for full year 2025 was $1.17 billion, or $25.87 per diluted share.

Operating income for full year 2025 was $1.71 billion, or 10.1% of revenues, compared to $1.34 billion, or 9.2% of revenues, for full year 2024. Excluding the previously referenced transaction expenses and gain on sale of EMCOR’s United Kingdom operations, non-GAAP operating income for full year 2025 was $1.59 billion, or 9.4% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $186.4 million and $133.7 million for full year 2025 and 2024, respectively.

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EMCOR Reports Fourth Quarter and Full Year Results	Page 3
Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses totaled $1.71 billion, or 10.1% of revenues, for full year 2025, compared to $1.42 billion, or 9.7% of revenues, for full year 2024.

The Company's income tax rate for full year 2025 was 26.1%, compared to 26.9% for full year 2024.

Mr. Guzzi continued, “We are executing well across numerous sectors where demand for our services persists, bolstered by long-term underlying secular trends. Our execution, coupled with such demand, enabled us to achieve new milestones in 2025, including record revenues, operating margin, and diluted earnings per share. Our Electrical and Mechanical Construction segments continue to drive these results with combined full year revenue and operating income growth of 24.4% and 21.7%, respectively, and a combined operating margin of 12.5%. Our performance is further supported by our organic investments in construction technologies and prefabrication capabilities, which have increased our productivity and efficiency. Looking ahead to 2026, we have a solid foundation across diverse geographies and sectors and we begin the year with a strong mix of work within our record Remaining Performance Obligations. Recent acquisitions reflect our focus on expanding and complementing our existing capabilities to better serve our customers and the sale of our United Kingdom operations provides further flexibility for strategic investment. As always, we remain focused on executing for our customers, which allows us to deliver for our shareholders."

Full-Year 2026 Guidance

Based on anticipated project mix and current visibility into the coming year, EMCOR expects the following for full year 2026:

Full Year Guidance
Revenues	$17.75 billion – $18.50 billion
Operating Margin	9.0% – 9.4%
Diluted EPS	$27.25 – $29.25

Fourth Quarter and Full-Year 2025 Earnings Conference Call Information

EMCOR Group's fourth quarter conference call will be broadcast live via the internet today, Thursday, February 26, at 10:30 AM Eastern Standard Time and can be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Fourth Quarter and Full Year Results	Page 4
About EMCOR

A Fortune 500 company and a member of the S&P 500, EMCOR Group, Inc. is a leader in mechanical and electrical construction services, industrial and energy infrastructure, and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors on the landing page of the Company's website and in the “Investor Relations” section of the website at www.emcorgroup.com/investor-relations. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of February 26, 2026, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance; financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; the timing of future projects; our ability to support organic growth and balanced capital allocation, including the anticipated impact of our strategic investments; the financial and operational impact of acquisitions and/or dispositions, our competitiveness, market opportunities, and growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments and/or conflicts; changes in the specific markets for EMCOR’s services; weakness of the sectors from which we generate revenues; adverse business conditions; scarcity of skilled labor; productivity challenges; the nature and extent of supply chain disruptions impacting availability and pricing of materials; inflationary trends, including fluctuations in energy costs; the impact of legislation and/or government regulations; changes in foreign trade policy including the effect of tariffs; changes in interest rates; the lack of availability of adequate levels of surety bonding; increased competition; the impact of legal proceedings, claims, lawsuits, or governmental investigations; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2025 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)

	(Unaudited)
	For the quarters ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
Revenues	$4,513,121	$3,770,019	$16,986,422	$14,566,116
Cost of sales	3,621,935	3,013,004	13,703,434	11,801,065
Gross profit	891,186	757,015	3,282,988	2,765,051
Selling, general and administrative expenses	462,308	368,451	1,714,446	1,420,188
Gain on sale of United Kingdom operations	144,876	—	144,876	—
Operating income	573,754	388,564	1,713,418	1,344,863
Net periodic pension income	46	224	211	894
Interest income, net	4,010	9,666	7,995	31,625
Income before income taxes	577,810	398,454	1,721,624	1,377,382
Income tax provision	143,203	106,293	448,807	370,237
Net income	$434,607	$292,161	$1,272,817	$1,007,145

Basic earnings per common share:	$9.72	$6.35	$28.30	$21.61

Diluted earnings per common share:	$9.68	$6.32	$28.19	$21.52

Weighted average shares of common stock outstanding:
Basic	44,701,263	45,989,277	44,982,102	46,616,079
Diluted	44,876,295	46,198,291	45,145,767	46,808,293

Dividends declared per common share	$0.25	$0.25	$1.00	$0.93

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,111,968	$1,339,550
Accounts receivable, net	4,241,177	3,577,537
Contract assets	337,717	284,791
Inventories	126,252	95,667
Prepaid expenses and other	120,231	91,644
Total current assets	5,937,345	5,389,189
Property, plant, and equipment, net	253,277	207,489
Operating lease right-of-use assets	439,029	316,128
Goodwill	1,412,414	1,018,415
Identifiable intangible assets, net	1,108,828	648,180
Other assets	140,506	137,072
Total assets	$9,291,399	$7,716,473
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,227,428	$937,087
Contract liabilities	2,327,360	2,047,540
Accrued payroll and benefits	870,154	751,434
Other accrued expenses and liabilities	340,785	336,555
Operating lease liabilities, current	99,213	81,247
Total current liabilities	4,864,940	4,153,863
Operating lease liabilities, long-term	368,996	261,575
Other long-term obligations	382,482	362,341
Total liabilities	5,616,418	4,777,779
Equity:
Total EMCOR Group, Inc. stockholders’ equity	3,673,944	2,937,657
Noncontrolling interests	1,037	1,037
Total equity	3,674,981	2,938,694
Total liabilities and equity	$9,291,399	$7,716,473

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2025 and 2024
(In thousands)

	2025	2024
Cash flows - operating activities:
Net income	$1,272,817	$1,007,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,368	56,678
Amortization of identifiable intangible assets	119,052	77,002
Provision for credit losses	7,671	17,303
Deferred income taxes	(16,055)	(29,115)
Gain on sale of United Kingdom operations	(144,876)	—
Gain on sale or disposal of property, plant, and equipment	(2,229)	(1,012)
Non-cash (income) expense from contingent consideration arrangements	(534)	8,892
Non-cash share-based compensation expense	20,595	19,978
Other reconciling items	(3,995)	(1,700)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(17,751)	252,723
Net cash provided by operating activities	1,302,063	1,407,894
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(1,022,105)	(228,173)
Net proceeds from sale of United Kingdom operations	256,622	—
Proceeds from sale or disposal of property, plant, and equipment	4,647	3,839
Purchases of property, plant, and equipment	(112,750)	(74,950)
Net cash used in investing activities	(873,586)	(299,284)
Cash flows - financing activities:
Proceeds from revolving credit facility	525,000	—
Repayments of revolving credit facility	(525,000)	—
Repayments of finance lease liabilities	(2,692)	(2,855)
Dividends paid to stockholders	(45,023)	(43,384)
Repurchases of common stock	(586,258)	(489,820)
Taxes paid related to net share settlements of equity awards	(16,816)	(15,397)
Issuances of common stock under employee stock purchase plan	—	943
Payments for contingent consideration arrangements	(12,038)	(4,852)
Distributions to noncontrolling interests	(934)	—
Net cash used in financing activities	(663,761)	(555,365)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6,857	(2,600)
(Decrease) increase in cash, cash equivalents, and restricted cash	(228,427)	550,645
Cash, cash equivalents, and restricted cash at beginning of year (1)	1,340,395	789,750
Cash, cash equivalents, and restricted cash at end of period (1)	$1,111,968	$1,340,395

(1)Includes $0.8 million of restricted cash classified as “Prepaid expenses and other” in the Condensed Consolidated Balance Sheet as of December 31, 2024.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages)

	(Unaudited)
	For the quarters ended December 31,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,360,892	30%	$933,192	25%
United States mechanical construction and facilities services	1,943,342	43%	1,660,600	44%
United States building services	772,481	17%	755,626	20%
United States industrial services	341,111	8%	312,680	8%
Total United States operations	4,417,826	98%	3,662,098	97%
United Kingdom building services	95,295	2%	107,921	3%
Consolidated revenues	$4,513,121	100%	$3,770,019	100%

	For the years ended December 31,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$5,074,252	30%	$3,342,927	23%
United States mechanical construction and facilities services	7,050,481	42%	6,405,657	44%
United States building services	3,122,242	18%	3,114,817	21%
United States industrial services	1,268,099	7%	1,277,190	9%
Total United States operations	16,515,074	97%	14,140,591	97%
United Kingdom building services	471,348	3%	425,525	3%
Consolidated revenues	$16,986,422	100%	$14,566,116	100%

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages)

	(Unaudited)
	For the quarters ended December 31,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$173,051	12.7%	$147,902	15.8%
United States mechanical construction and facilities services	250,545	12.9%	220,622	13.3%
United States building services	41,334	5.4%	40,860	5.4%
United States industrial services	12,365	3.6%	10,209	3.3%
Total United States operations	477,295	10.8%	419,593	11.5%
United Kingdom building services	(6)	N/M	4,834	4.5%
Corporate administration	(48,411)		(35,863)
Gain on sale of United Kingdom operations	144,876		—
Consolidated operating income	573,754	12.7%	388,564	10.3%
Other items:
Net periodic pension income	46		224
Interest income, net	4,010		9,666
Income before income taxes	$577,810		$398,454

	For the years ended December 31,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$611,952	12.1%	$447,186	13.4%
United States mechanical construction and facilities services	905,325	12.8%	799,613	12.5%
United States building services	187,192	6.0%	176,720	5.7%
United States industrial services	24,998	2.0%	44,213	3.5%
Total United States operations	1,729,467	10.5%	1,467,732	10.4%
United Kingdom building services	20,969	4.4%	21,485	5.0%
Corporate administration	(181,894)		(144,354)
Gain on sale of United Kingdom operations	144,876		—
Consolidated operating income	1,713,418	10.1%	1,344,863	9.2%
Other items:
Net periodic pension income	211		894
Interest income, net	7,995		31,625
Income before income taxes	$1,721,624		$1,377,382

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and year ended December 31, 2025.

	For the quarter ended December 31, 2025		For the year ended December 31, 2025
	$	%	$	%
GAAP revenue growth	$743,102	19.7%	$2,420,306	16.6%
Incremental revenues from acquisitions	(385,990)	(10.2)%	(1,273,815)	(8.7)%
Organic revenue growth, a non-GAAP measure	$357,112	9.5%	$1,146,491	7.9%

EMCOR GROUP, INC.
RECONCILIATION OF OTHER NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)
In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the quarter and year ended December 31, 2025. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the quarters ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
GAAP operating income	$573,754	$388,564	$1,713,418	$1,344,863
Transaction expenses related to the acquisition of Miller Electric	—	—	9,353	—
Transaction expenses related to the sale of United Kingdom operations	10,675	—	10,675	—
Gain on sale of United Kingdom operations	(144,876)	—	(144,876)	—
Non-GAAP operating income	$439,553	$388,564	$1,588,570	$1,344,863

	For the quarters ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
GAAP operating margin	12.7%	10.3%	10.1%	9.2%
Transaction expenses related to the acquisition of Miller Electric	—%	—%	0.1%	—%
Transaction expenses related to the sale of United Kingdom operations	0.2%	—%	0.1%	—%
Gain on sale of United Kingdom operations	(3.2)%	—%	(0.9)%	—%
Non-GAAP operating margin	9.7%	10.3%	9.4%	9.2%

	For the quarters ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
GAAP net income	$434,607	$292,161	$1,272,817	$1,007,145
Transaction expenses related to the acquisition of Miller Electric	—	—	9,353	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	—	—	(2,410)	—
Transaction expenses related to the sale of United Kingdom operations	10,675	—	10,675	—
Tax effect of transaction expenses related to the sale of United Kingdom operations	(2,798)	—	(2,798)	—
Gain on sale of United Kingdom operations	(144,876)	—	(144,876)	—
Tax effect of gain on sale of United Kingdom operations	25,142	—	25,142	—
Non-GAAP net income	$322,750	$292,161	$1,167,903	$1,007,145

	For the quarters ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
GAAP diluted earnings per common share	$9.68	$6.32	$28.19	$21.52
Transaction expenses related to the acquisition of Miller Electric	—	—	0.21	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	—	—	(0.05)	—
Transaction expenses related to the sale of United Kingdom operations	0.24	—	0.24	—
Tax effect of transaction expenses related to the sale of United Kingdom operations	(0.06)	—	(0.06)	—
Gain on sale of United Kingdom operations	(3.23)	—	(3.21)	—
Tax effect of gain on sale of United Kingdom operations	0.56	—	0.56	—
Non-GAAP diluted earnings per common share	$7.19	$6.32	$25.87	$21.52
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Amounts presented in this table may not foot due to rounding.
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